Exhibit 99.1
Wag! Reports Fourth Quarter and Full Year 2024 Results; Announces Review of Strategic Alternatives to Maximize Shareholder Value

SAN FRANCISCO – (BUSINESS WIRE) – March 24, 2025 – Wag! Group Co. (the “Company” or “Wag!”; Nasdaq: PET), which strives to be the number one platform to solve the service, product, and wellness needs of the modern U.S. pet household, today announced financial results for the fourth quarter and full year ended December 31, 2024. The Company also announced that its Board of Directors (the “Board”) is advancing its review of strategic alternatives to identify opportunities to maximize value for shareholders, including potential investments, strategic partnerships, sale, merger, or other strategic transactions involving the Company or its assets.
“Our Board and management team continues to believe in the strength of our business, the effectiveness of our strategic plan, and our ability to execute on our strategy to drive value for shareholders,” said Garrett Smallwood, CEO and Chairman of Wag!. “We remain focused on strengthening our balance sheet and reducing our debt. Our Board is committed to a disciplined and deliberate approach to ensure the best outcome for our shareholders."

The Board has not set a timetable for the conclusion of this review process. There can be no assurance that any transaction or other strategic alternative will be available to the Company, approved by the Board, or otherwise consummated. The Company does not intend to disclose developments relating to this process until it determines that further disclosure is appropriate or necessary.

BofA Securities is acting as the Company’s financial advisor during the ongoing process.

Fourth Quarter and Year-End 2024 Results

“I want to thank the entire Wag! team for their hard work and dedication in 2024,” said Garrett Smallwood, CEO and Chairman of Wag!. “We are excited about the forward momentum in our business, highlighted by the addition of three major new distribution partners that we believe will accelerate demand for Wellness. Additionally, we have seen stability in Google search trends and we are leaning into AI through high-quality content and strategic partnerships.”

Fourth Quarter 2024 Highlights:
•Revenues of $15.4 million, compared to $21.7 million in the fourth quarter of 2023 – comprised of $5.3 million of Services revenue, $8.9 million of Wellness revenue, and $1.2 million of Pet Food & Treats revenue.
•Net loss was $4.8 million, compared to $3.5 million in the fourth quarter of 2023.
•Adjusted EBITDA1 loss of $1.0 million, compared to breakeven Adjusted EBITDA loss in the fourth quarter of 2023.
Full Year 2024 Highlights:
•Revenues decreased 16% to $70.5 million, compared to $83.9 million in 2023 – comprised of $21.6 million of Services revenue, $42.7 million of Wellness revenue, and $6.2 million of Pet Food & Treats revenue.
•Net loss was $17.6 million, compared to net loss of $13.3 million in 2023.
•Adjusted EBITDA1 loss of $1.1 million, compared to positive Adjusted EBITDA of $0.7 million in 2023.

Guidance
For the full year 2025, we expect:
•Revenues in the range of $84 million to $88 million.
•Adjusted EBITDA1 in the range of $2.0 million to $4.0 million.
Wag!’s Fourth Quarter and Full Year 2024 Conference Call
Wag! will host a conference call and live webcast today, March 24, 2025, at 8:30 a.m. ET to discuss financial results. Investors and analysts interested in participating in the call are invited to dial 1-800-717-1738 (international callers please dial 1-646-307-1865) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.wag.co.
A recorded replay of the conference call will be available approximately three hours after the conclusion of the call and can be accessed online at https://investors.wag.co for 90 days.
Wag! also provides announcements regarding financial performance and other matters, including SEC filings, investor events, press and earnings releases, on our investor relations website (https://investors.wag.co), and/or social media outlets, as a means of disclosing material information and complying with disclosure obligations under Regulation FD. The list of social media channels that Wag! uses may be updated on the investor relations website from time to time. In addition, you may automatically receive email alerts and other information about Wag! when you enroll your email address by visiting the “Email Alerts” section at (https://investors.wag.co/ir-resources/email-alerts).
1 Information reconciling forward-looking Adjusted EBITDA and Adjusted EBITDA margin to the comparable GAAP financial measures is unavailable to the company without unreasonable effort, as discussed in our Non-GAAP Financial Measures and Other Operating Metrics section below.

About Wag! Group Co.
Wag! Group Co. strives to be the number one platform to solve the service, product, and wellness needs of the modern U.S. pet household. Wag! pioneered on-demand dog walking in 2015 with the Wag! app, which offers access to 5-star dog walking, sitting, and one-on-one training from a community of over 500,000 Pet Caregivers nationwide. In addition, Wag! Group Co. operates Petted, one of the nation’s largest pet insurance comparison marketplaces; Dog Food Advisor, one of the most visited and trusted pet food review platforms; WoofWoofTV, a multi-media company bringing delightful pet content to over 18 million followers across social media; maxbone, a digital platform for modern pet essentials; and Furmacy, software to simplify pet prescriptions. For more information, visit Wag.co.
Non-GAAP Financial Measures and Other Operating Metrics
Adjusted EBITDA is a non-GAAP financial measure defined as net income (loss) adjusted for interest expense, net; income taxes; depreciation and amortization; and stock-based compensation, as well as other non-recurring items which are not indicative of our operating performance and other transaction-specific costs that do not represent an ongoing operating expense of the business, including but not limited to, integration and transaction costs associated with acquired businesses, severance costs, loss on extinguishment of debt, and legal settlements. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenues. Adjusted EBITDA and Adjusted EBITDA margin provide a basis for comparison of our business operations between current, past, and future periods by excluding items from net income (loss) that we do not believe are indicative of our core operating performance.
Platform Participant is defined as a Pet Parent or Pet Caregiver who transacted on the Wag! platform for a service in the quarter. Services include dog walking, sitting, boarding, drop-ins, training, premium telehealth services, wellness plans, and pet insurance plan comparison.
Information reconciling forward-looking Adjusted EBITDA and Adjusted EBITDA margin to the most directly comparable GAAP financial measures is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of Adjusted EBITDA and Adjusted EBITDA margin to the most directly comparable GAAP financial measures because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort. The Company provides a range for its Adjusted EBITDA and Adjusted EBITDA margin forecast that it believes will be achieved, however it cannot accurately predict all the components of the Adjusted EBITDA and Adjusted EBITDA margin calculation. The Company provides an Adjusted EBITDA and an Adjusted EBITDA margin forecast because it believes that Adjusted EBITDA and Adjusted EBITDA margin, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA and Adjusted EBITDA margin are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss), net income (loss) margin or cash flow from operating activities as an indicator of operating performance or liquidity.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the strategic process and opportunities to maximize value for shareholders; the strength of the Company’s business, effectiveness of the Company’s strategic plan and ability to drive value; guidance for future periods; being the number one platform to solve the service, product, and wellness needs of the modern U.S. pet household; and all other statements that are not historical facts. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: the strategic review may not result in any transaction or other strategic alternative or otherwise maximize value for the Company’s shareholders; market adoption of the Company’s pet service, product, and wellness offerings and solutions; failure to realize the financial benefits of acquisitions; the ability of the Company to protect its intellectual property; changes in the competitive industries in which the Company operates; changes in laws and regulations affecting the Company’s business; the Company’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; and the risk of downturns in the market and the technology industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.
Contact Us
Media: Media@wagwalking.com
Investor Relations
Wag!: IR@wagwalking.com
Gateway for Wag!: PET@gateway-grp.com

Wag! Group Co.
Preliminary Consolidated Balance Sheets
(unaudited)

	December 31,
	2024	2023
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$5,630	$18,323
Accounts receivable, net	6,580	10,023
Prepaid expenses and other current assets	2,855	3,428
Total current assets	15,065	31,774
Property and equipment, net	2,172	347
Operating lease right-of-use assets	737	1,045
Intangible assets, net	6,766	8,828
Goodwill	4,646	4,646
Other assets	52	57
Total assets	$29,438	$46,697
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,169	$9,919
Accrued expenses and other current liabilities	2,496	4,015
Deferred revenue	1,432	1,781
Deferred purchase consideration – current portion	—	547
Operating lease liabilities – current portion	406	386
Notes payable – current portion, net of debt discount and warrant allocation of $1,267 as of December 31, 2024	18,960	1,751
Total current liabilities	29,463	18,399
Operating lease liabilities – non-current portion	464	816
Notes payable – non-current portion, net of debt discount and warrant allocation of $4,563 as of December 31, 2023	—	25,664
Other non-current liabilities	—	172
Total liabilities	29,927	45,051
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock	4	4
Additional paid-in capital	178,809	163,376
Accumulated deficit	(179,302)	(161,734)
Total stockholders’ equity (deficit)	(489)	1,646
Total liabilities and stockholders’ equity (deficit)	$29,438	$46,697

Wag! Group Co.
Preliminary Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(in thousands, except per share amounts)
Revenues	$15,433	$21,673	$70,507	$83,916
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	1,412	1,767	5,286	5,477
Platform operations and support	2,237	2,845	10,709	12,475
Sales and marketing	10,385	13,735	45,939	50,523
Royalty	—	—	—	1,791
General and administrative	4,318	4,736	16,597	19,223
Depreciation and amortization	619	503	2,360	1,673
Total costs and expenses	18,971	23,586	80,891	91,162
Interest expense	1,236	1,731	6,215	7,417
Interest income	(42)	(193)	(374)	(907)
Loss on extinguishment of debt	—	—	1,180	—
Other expense, net	—	—	—	21
Loss before income taxes and equity in net earnings of equity method investment	(4,732)	(3,451)	(17,405)	(13,777)
Income taxes	82	14	163	93
Equity in net earnings of equity method investment	—	—	—	553
Net loss	$(4,814)	$(3,465)	$(17,568)	$(13,317)
Loss per share, basic and diluted	$(0.10)	$(0.09)	$(0.39)	$(0.35)
Weighted-average common shares outstanding used in computing loss per share, basic and diluted	50,018	39,416	44,719	38,402

Wag! Group Co.
Preliminary Consolidated Statements of Cash Flows
(unaudited)

	Year Ended December 31,
	2024	2023
	(in thousands)
Cash flow from operating activities:
Net loss	$(17,568)	$(13,317)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	6,586	4,712
Non-cash interest expense	2,232	2,506
Depreciation and amortization	2,360	1,673
Reduction in carrying amount of operating lease right-of-use assets	308	333
Equity in net earnings of equity method investments	—	(553)
Loss on extinguishment of debt	1,180	—
Other	—	12
Changes in operating assets and liabilities, net of effect of acquired business:
Accounts receivable	3,443	(4,083)
Prepaid expenses and other current assets	573	(395)
Other assets	5	7
Accounts payable	(3,750)	3,995
Accrued expenses and other current liabilities	(1,519)	(841)
Deferred revenue	(349)	(478)
Operating lease liabilities	(332)	(208)
Other non-current liabilities	(172)	172
Net cash used in operating activities	(7,003)	(6,465)
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(128)	(10,430)
Cash paid for equity method investment	—	(1,470)
Purchase of property and equipment	(1,832)	(361)
Net cash used in investing activities	(1,960)	(12,261)
Cash flows from financing activities:
Repayment of debt	(11,752)	(1,264)
Debt prepayment penalty	(100)	—
Proceeds from exercises of stock options	114	104
Proceeds from registered public offering of common stock, net of issuance costs	8,570	—
Other	(562)	(757)
Net cash used in financing activities	(3,730)	(1,917)
Net change in cash and cash equivalents	(12,693)	(20,643)
Cash and cash equivalents, beginning of period	18,323	38,966
Cash and cash equivalents, end of period	$5,630	$18,323

Wag! Group Co.
Preliminary Adjusted EBITDA (Loss) Reconciliation
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(in thousands, except percentages)
Net loss	$(4,814)	$(3,465)	$(17,568)	$(13,317)
Interest expense, net	1,194	1,538	5,841	6,510
Income taxes	82	14	163	93
Depreciation and amortization	619	503	2,360	1,673
Stock-based compensation	1,787	1,184	6,586	4,712
Integration and transaction costs associated with acquired business	—	—	—	189
Severance costs	129	68	289	199
Legal settlement	40	163	50	663
Loss on extinguishment of debt	—	—	1,180	—
Adjusted EBITDA (loss)	$(963)	$5	$(1,099)	$722
Revenues	$15,433	$21,673	$70,507	$83,916
Adjusted EBITDA (loss) margin	(6.2)%	—%	(1.6)%	0.9%

Wag! Group Co.
Preliminary Key Operating and Financial Metrics
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(in thousands, except percentages)
Platform Participants (as of period end)	445	600	445	600
Revenues	$15,433	$21,673	$70,507	$83,916
Net loss	$(4,814)	$(3,465)	$(17,568)	$(13,317)
Net loss margin	(31.2)%	(16.0)%	(24.9)%	(15.9)%
Net cash provided by (used in) operating activities	$(1,729)	$(1,841)	$(7,003)	$(6,465)
Adjusted EBITDA (loss)	$(963)	$5	$(1,099)	$722
Adjusted EBITDA (loss) margin	(6.2)%	—%	(1.6)%	0.9%